CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-212376 on Forms S-8 of Bank of America Corporation of our report dated June 13, 2024, appearing in the Annual Report on Form 11-K of The Bank of America 401(k) Plan for the year ended December 31, 2023.

/s/ McConnell & Jones LLP
Houston, Texas
June 13, 2024
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